PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No.: 333-122123

1,880,317 Shares of Common Stock

of

CardioTech International, Inc.

This prospectus relates to the public offering of up to 1,880,317 shares of our common stock, par value $0.01 per share, for resale by certain of our stockholders identified in this prospectus for their own accounts. Such stockholders are referred to throughout this prospectus as the “selling stockholders.” These shares include up to 1,139,586 shares of common stock and 740,731 shares of common stock issuable upon the exercise of warrants issued to the selling stockholders. We will pay the expenses of registering these shares.

Our common stock is traded on the American Stock Exchange under the symbol “CTE.” On January 27, 2006, the closing price of our common stock on the American Stock Exchange was $3.35 per share.

We are a Massachusetts corporation. Our principal offices are located at 229 Andover Street, Wilmington, Massachusetts 01887 and our telephone number is (978) 657-0075.

The selling stockholders who wish to sell their shares of our common stock may offer and sell such shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders but we will receive funds from the exercise of their warrants and additional investment rights, upon exercise. Any such proceeds will be used for working capital and general corporate purposes. One should read this prospectus and any amendment or supplement hereto together with additional information described under the heading “Available Information.”

An Investment In Our Common Stock Being Offered By This Prospectus Involves A High Degree Of Risk. You Should Read The “Risk Factors” Section Beginning On Page 5 Before You Decide To Purchase Any Shares Of Our Common Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Of These Securities Or Passed Upon The Adequacy Or Accuracy Of The Prospectus. Any Representation To The Contrary Is A Criminal Offense.

Prospectus dated February 6, 2006

TABLE OF CONTENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, heretofore filed by us with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

1.      Our Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 2005.

2.      Our Quarterly Report on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005.

3.      Our report on Form 8-K October 6, 2005.

4.      Our proxy statement on Schedule 14A filed on August 10, 2005.

5.      A description of our common stock contained in Form 8-A filed on May 20, 1996.

Each document filed subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document.

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.

This prospectus contains trademarks, tradenames, service marks and service names of CardioTech and other companies.

We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to CardioTech International, 229 Andover Street, Wilmington, Massachusetts 01887, Attention: Thomas Lovett.

2

Prospective investors should not rely on any information not contained in this document. We have not authorized anyone to provide any other information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of and on the date of this document.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “CardioTech,” “we,” “us,” and “our” refer and relate to CardioTech International, Inc.

The Company

We are a Massachusetts corporation, operating as a public company since June 1996, who specializes in developing and manufacturing small bore vascular grafts, or synthetic blood vessels, made of ChronoFlex, a family of polyurethanes that has been demonstrated to be biocompatible and biodurable. Vascular grafts are used to replace, bypass or provide a new lining or arterial wall for occluded, damaged, dilated or severely diseased arteries. We are currently applying for clinical trials in an effort to obtain regulatory approval for our layered microporous coronary artery bypass graft tradenamed CardioPass. Our wholly-owned subsidiary, CDT, produces components for medical manufacturers used in products such as catheters and disposable devices. Through our Biomaterials division, we develop, manufacture and market polyurethane-based biomaterials for use in both acute and chronically implanted devices such as stents, artificial hearts, and vascular ports. Additionally, through Gish Biomedical, Inc., another wholly-owned subsidiary, we design, produce and market innovative single-use disposable products and products which have a disposable component. Gish’s products include devices for use in cardiac surgery, myocardial management, infusion therapy, and post-operative blood salvage.

On December 22, 2004, we issued 1,139,586 shares of our common stock at $2.40 per share in a private placement with the selling stockholders. We received $2,735,006 in gross proceeds, less placement agent fees and related transaction costs of approximately $226,600. The proceeds from this sale were used for general corporate purposes.

In connection with the transaction, we issued warrants to the selling stockholders to purchase 569,793 shares of our common stock at an exercise price of $3.00 per share, which are exercisable until December 22, 2009. In addition, the selling stockholders had rights to purchase up to 1,139,586 shares of common stock at a price of $2.40 per share, which have expired and were not exercised. We also issued warrants to the placement agent to purchase 113,959 shares of our common stock at an exercise price of $2.40 per share and 56,979 shares of our common stock at an exercise price of $3.00 per share, which are exercisable until December 22, 2009.

The Offering

Outstanding Common Stock	19,533,993 shares(1)
Common Stock Offered

Up to 1,880,317 shares of common stock, including up to: (i) 1,139,586 shares of common stock, (ii) 626,772 shares of common stock issuable upon the exercise of warrants which have an exercise price of $3.00 per share and (iii) 113,959 shares of common stock issuable upon the exercise of warrants which have an exercise price of $2.40 per share, which we have granted the selling stockholders.

Proceeds

We will not receive any proceeds from the sale of the common stock that may be sold pursuant to this prospectus. We will, however, receive proceeds upon the exercise of warrants, which would equal $2,153,818. None of the warrant holders have any obligation to exercise their securities. Proceeds, if any, received from the exercise of warrants will be used for working capital and general corporate purposes. Additional investment rights for 1,255,690 expired in July 2005, were not exercised and are not included in Common Stock Offered.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”
AMEX Symbol	CTE
Address and Telephone Number	229 Wilmington Street Andover, MA 01887 (978) 657-0075

(1)           As of December 31, 2005. Does not include outstanding stock options and warrants to acquire an additional 7,241,539 shares of our common stock, the exercise prices of which range between $0.50 per share to $5.40 per share.

3

Note on Forward Looking Statements

The statements set forth under the captions “Prospectus Summary” and elsewhere in this prospectus, including under “Risk Factors,” which are not historical constitute “Forward Looking Statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements regarding the expectations, beliefs, intentions or strategies for the future. We intend that all forward-looking statements we make in this prospectus and in our other public filings be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Forward-looking statements are subject to many risks and uncertainties which could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Examples of the risks and uncertainties include, but are not limited to: the inherent risks and uncertainties in implementing our business strategy and in developing products of the type we are developing; possible changes in our financial condition; our ability to obtain financing on acceptable terms; competition; our ability to manage growth; risks of technological change; our dependence on key personnel; and our ability to protect our intellectual property rights.

Except to the extent required by applicable laws or rules, we do not undertake any obligation or duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

4

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties occurs, our business, financial condition or operating results could be materially harmed. In that case the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we may face.

Risks Related to Liquidity

We have reported net losses in the last two fiscal years and may continue to report net losses in the future. We cannot assure you that our revenue will be maintained at the current level or increase in the future.

The Company’s future growth may depend upon its ability to raise capital for acquisitions and to support research and development activities and to market and sell its vascular graft technology, specifically the coronary artery bypass graft. CardioTech may require substantial funds for further research and development, future pre-clinical and clinical trials, regulatory approvals, establishment of commercial-scale manufacturing capabilities, and the marketing of its products. CardioTech’s capital requirements depend on numerous factors, including but not limited to, the progress of its research and development programs; the progress of pre-clinical and clinical testing; the time and costs involved in obtaining regulatory approvals; the cost of filing, prosecuting, defending and enforcing any intellectual property rights; competing technological and market developments; changes in CardioTech’s development of commercialization activities and arrangements; and the purchase of additional facilities and capital equipment.

Risks Related to Our Growth Strategy

We could experience rapid growth that could strain our managerial and other resources.

Since becoming listed in June of 1996 we have grown organically, and through the acquisition of three separate businesses. In July 1999, we acquired the business of Tyndale-Plains Hunter, Ltd., in May 2001, we acquired Catheter and Disposables Technology, and in April 2003, we acquired Gish Biomedical, Inc.

While we are not currently considering an acquisitions, in the future we may make additional acquisitions of complementary medical manufacturing service providers that bring desired capabilities, customers or geographic coverage and either strengthen our position in our target markets or provide us with a presence in a new market. The risks we may encounter in pursuing these acquisitions, if any, include expenses associated with, and difficulties in identifying, potential targets, costs associated with acquisitions we ultimately are unable to complete and higher prices for acquired companies due to competition for attractive targets. Completing acquisitions also may result in dilution to our existing stockholders and may require us to seek additional capital, if available, including increasing our indebtedness.

Once acquired, the successful integration and operation of a business requires communication and cooperation among key managers, the transition of customer relationships, the management of ongoing projects of acquired companies and the management of new projects across previously independent facilities.

Customer satisfaction or performance problems with an acquired company could also harm our reputation as a whole, and any acquired business could significantly under perform relative to our expectations. For all these reasons, our pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may adversely affect the realization of our strategic goals.

In addition, while we may obtain cost savings, operating efficiencies and other synergies as a result of possible future acquisitions, the consolidation of functions and the integration of departments, systems and procedures present significant management challenges.

The acquisition of new operations can also introduce new types of risks to our business. For example, new acquisitions may require greater effort to address United States Food and Drug Administration, or FDA, regulation or similar foreign regulation.

If we cannot obtain additional capital required to fund our operations, if needed, on favorable terms or at all, we may have to delay or abandon our business strategy.

Our growth strategy will require additional capital for, among other purposes, completing acquisitions of companies and customers’ product lines and manufacturing assets, integrating acquired companies and assets, acquiring new equipment and maintaining the condition of existing equipment. If cash generated internally is insufficient to fund capital requirements, or if we desire to make additional acquisitions, we will require additional debt or equity financing. Adequate financing may not be available or, if available, may not be available on terms satisfactory to us. If we raise additional capital by issuing equity or convertible debt securities, the issuance may dilute the share ownership of the existing investors. In addition, we may grant future investors rights that are superior to those of our existing investors. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures and acquisitions, selling assets or restructuring or refinancing our indebtedness or by reducing or delaying plans for clinical trials.

Risks Related to Our Business

We have incurred substantial operating losses and we may not become profitable.

Our sales were $21,841,000 and $21,799,000 for the years ended March 31, 2005 and 2004, respectively.  We had net losses of $1,595,000 and $1,515,000 for the years ended March 31, 2005 and 2004, respectively. Our sales were $11,675,000 and $10,820,000 for the six months ended September 30, 2005 and 2004, respectively. We had net losses of $852,000 and $316,000 for the six months ended September 30, 2005 and 2004, respectively. There is a risk that we will never be profitable. None of our coronary artery graft products and technologies have ever been utilized on a large-scale commercial basis. Our ability to generate enough revenues to achieve profits will depend on a variety of factors, many of which are outside our control, including:

•   size of market;

•   competition and other solutions;

•   extent of patent and intellectual property protection afforded to our products;

•   cost and availability of raw material and intermediate component supplies;

•   changes in governmental (including foreign governmental) initiatives and requirements;

•   changes in domestic and foreign regulatory requirements;

•   costs associated with equipment development, repair and maintenance; and

•   the ability to manufacture and deliver products at prices that exceed our costs.

A substantial amount of our assets comprise goodwill and other intangibles, and our net income will be reduced if our goodwill becomes impaired.

As of September 30, 2005, goodwill represented approximately $1,683,000 or 6.9%, of our total assets and amortizable intangibles represented approximately $680,000, or 2.9%, of our total assets. Goodwill is generated in our acquisitions when the cost of an acquisition exceeds the fair value of the net tangible and identifiable intangible assets we acquire. Goodwill is no longer amortized under generally accepted accounting principles as a result of SFAS No. 142. Instead, goodwill is subject to an impairment analysis at least annually based on the fair value of the reporting unit. Amortizable intangible assets are subject to SFAS No. 144, and are subject to periodic reviews for impairment, or as events and circumstances indicate that they carrying amount may not be recoverable. We could be required to recognize reductions in our net income caused by the write-down of goodwill and other intangibles, if impaired, that, if significant, could materially and adversely affect our results of operations.

Our operating results fluctuate significantly. If we fail to meet the expectations of securities analysts or investors, our stock price may decrease. Our operating results have fluctuated in the past from quarter to quarter and are likely to fluctuate significantly in the future due to a variety of factors, many of which are beyond our control, including:

•   changing demand for our products and services;

•   the timing of actual customer orders and requests for product shipment and the accuracy of our customers’ forecasts of future production requirements;

•   the reduction, rescheduling or cancellation of product orders and development and design services requested by customers;

•   difficulties in forecasting demand for our products and the planning and managing of inventory levels;

•   the introduction and market acceptance of our customers’ new products and changes in demand for our customers’ existing products;

•   results of clinical trials;

•   changes in the relative portion of our revenue represented by our various products, services and customers, including the relative mix of our business across our target markets;

•   changes in competitive or economic conditions generally or in our customers’ markets;

•   competitive pressures on selling prices;

•   the amount and timing of costs associated with product warranties and returns;

•   changes in availability or costs of raw materials or supplies;

•   fluctuations in manufacturing yields and yield losses and availability of production capacity;

•   changes in our product distribution channels and the timeliness of receipt of distributor resale information;

•   the impact of vacation schedules and holidays, largely during the second and third fiscal quarters of our fiscal year;

•   the amount and timing of investments in research and development;

•   difficulties in integrating acquired assets and businesses into our operations;

•   charges to earnings resulting from the application of the purchase method of accounting following acquisitions; and

•   pressure on our selling prices as a result of healthcare industry cost containment measures.

As a result of these factors, many of which are difficult to control or predict, as well as the other risk factors discussed in this report, we may experience material adverse fluctuations in our future operating results on a quarterly or annual basis.

The medical device industry is cyclical, and an industry downturn could adversely affect our operating results.

Business conditions in the medical device industry have rapidly changed between periods of strong and weak demand. The industry is characterized by:

•   periods of overcapacity and production shortages;

•   cyclical demand for products;

•   changes in product mix in response to changes in demand of products;

•   variations in manufacturing costs and yields;

•   rapid technological change and the introduction of new products by customers;

•   price erosion; and

•   expenditures for product development.

These factors could harm our business and cause our operating results to suffer.

The failure to complete development of our medical technology, obtain government approvals, including required FDA approvals, or to comply with ongoing governmental regulations could delay or limit introduction of our proposed products, negatively impact our operations and result in failure to achieve revenues or maintain our ongoing business.

Our research, development and production activities, including the manufacture and marketing of our intended coronary artery bypass graft product, are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad.

Before receiving FDA clearance to market our proposed graft, we will have to demonstrate that our grafts are safe and effective on the patient population. While we have done some preliminary animal trials and have seen acceptable results, there can be no assurance that acceptable results will be obtained in human trials. Clinical trials, manufacturing and marketing of medical devices are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval of the coronary artery bypass graft can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

In order to be commercially viable, we must successfully research, develop, obtain regulatory approval, manufacture, market and distribute our grafts. For each device incorporating our artificial grafts, we must successfully meet a number of critical developmental milestones, including:

•   demonstrate benefit from the use of our grafts in various contexts such as coronary artery bypass surgery;

•   demonstrate through pre-clinical and clinical trials that our grafts are safe and effective; and

•   establish a viable Good Manufacturing Process capable of potential scale up.

The time frame necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones for any of our intended products in development.

In order to conduct clinical trials that are necessary to obtain approval by the FDA to market a product, it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because we or our clinical investigators do not follow the FDA’s requirements for conducting clinical trials. If we are unable to receive clearance to conduct clinical trials or the trials are halted by the FDA, we would not be able to achieve any revenue from such product as it is illegal to sell any medical device for human consumption without FDA approval.

We are also a medical devices contract manufacturing services provider. Some of the products and components of products that we manufacture may be considered finished medical devices, and the manufacturing processes used in the production of finished medical devices are subject to FDA inspection and assessment, and must comply with the FDA quality system regulation. The FDA quality system regulation establishes good manufacturing practice requirements for product design, manufacture, management, packaging, labeling, distribution, and installation for medical devices. Additional FDA regulations impose requirements for record keeping, reporting, facility and product registration, product safety and effectiveness, and product tracking. Failure to comply with these regulatory requirements may result in civil and criminal enforcement actions, including financial penalties, seizures, injunctions and other measures. Our products must also comply with state and foreign requirements. Also, in order to comply with regulatory requirements, our customers may wish to audit our operations to evaluate our quality systems.

In addition, the FDA and state and foreign governmental agencies regulate many of our customers’ products as medical devices. FDA approval is required for those products prior to commercialization in the United States, and approval of regulatory authorities in other countries may also be required prior to commercialization in those jurisdictions.

More generally, the manufacture and sale of medical devices, including products currently sold by the Company and the Company’s other potential products, are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state agencies, such as the CDHS. In order for the Company to market its products for clinical use in the United States, the Company must obtain clearance from the FDA of a 510(k) pre-market notification or approval or a more extensive submission known as a pre-market approval (“PMA”) application. In addition, certain material changes to medical devices also are subject to FDA review and clearance or approval. The process of obtaining FDA and other required regulatory clearances and approvals is lengthy, expensive and uncertain, frequently requiring from one to several years from the date of FDA submission if pre-market clearance or approval is obtained at all. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA.

Sales of medical devices outside of the United States are subject to international regulatory requirements that vary from country to country. The time required to obtain approval for sales internationally may be longer or shorter than that required for FDA clearance or approval, and the requirements may differ. The Company has entered into distribution agreements for the foreign distribution of its products. These agreements generally require that the foreign distributor is responsible for obtaining all necessary regulatory approvals in order to allow sales of the Company’s products in a particular country. There can be no assurance that the Company’s foreign distributors will be able to obtain approval in a particular country for any future products of the Company.

Regulatory clearances or approvals, if granted, may include significant limitations on the indicated uses for which the product may be marketed. In addition, to obtain such clearances or approvals, the FDA and certain foreign regulatory authorities impose numerous other requirements with which medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of cleared or approved medical devices for uncleared or unapproved uses. In addition product clearances or approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following the initial marketing. The Company will be required to adhere to applicable FDA GMP regulations and similar regulations in other countries, which include testing, control, and documentation requirements. Ongoing compliance with GMP and other applicable regulatory requirement, including marketing products for unapproved uses, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of clearances or approvals and criminal prosecution. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of the Company’s products.

There can be no assurance that the Company will be able to obtain FDA 510(k) clearance or PMA for its products under development or other necessary regulatory approvals or clearances on a timely basis or at all. Delays in receipt of or failure to receive U.S. or foreign clearances or approvals, the loss of previously obtained clearance or approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company’s business, financial condition and results of operations.

Our markets are subject to technological change and our success depends on our ability to develop and introduce new products primarily in cardiothoracic surgery.

The cardiothoracic market for our products is characterized by:

•   changing technologies;

•   changing customer needs;

•   frequent new product introductions and enhancements;

•   increased integration with other functions; and

•   product obsolescence.

The Company’s success is dependent in part on the design and development of new products in the medical device industry. To develop new products and designs for our cardiothoracic market, we must develop, gain access to and use leading technologies in a cost effective and timely manner and continue to expand our technical and design expertise. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted by the FDA on a timely basis, or at all, or that the potential products will achieve market acceptance. Failure by the Company to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on the Company’s business, financial condition and results of operations.

The number of patients undergoing bypass surgery may continue to decline, resulting in a reduction of our market potential.

Over the past several years, the total number of patients undergoing bypass surgery has decreased as a result of new, less invasive therapies such as pharmacotherapy, angioplasty and stenting. We cannot assure you that the number of patients will not continue to decline as further medical advances are introduced. Any future decline in the total number of patients undergoing bypass surgery could result in lost revenue and therefore could have a material adverse effect on our business, financial condition and results of operations.

We have limited manufacturing experience and if our coronary bypass graft is approved, we may not be able to manufacture sufficient quantities at an acceptable cost.

We remain in the research and development phase of our arterial grafts. Accordingly, if our products are approved for commercial sale, we will need to establish the capability to commercially manufacture our product(s) in accordance with FDA and other regulatory requirements. We have limited experience in establishing, supervising and conducting commercial manufacturing. If we fail to adequately establish, supervise and conduct all aspects of the manufacturing processes, we may not be able to commercialize our products. We do not presently own manufacturing facilities necessary to provide clinical or commercial quantities of our intended graft. We may not be able to obtain such facilties at an economically feasible cost, or at all.

We presently rely on a third party contractor, LeMaitre Vascular Products, Inc., to manufacture all of our coronary grafts for our limited use. This exposes us to the risk of not being able to directly oversee the production and quality of the manufacturing process. This contractor has informed us that it is closing its facility in the United Kingdom where it manufactures our grafts and will be transporting the machinery to the United States.  They may experience regulatory compliance difficulty, difficulty in re-assembling the machinery, mechanical shut downs, employee strikes, or any other unforeseeable events that may delay production. Furthermore, LeMaitre has developed an expertise in the manufacturing process with machinery that may not get transferred to us. If we elect to produce the grafts ourselves, this may delay production and adversely affect our business. Pursuant to an agreement, we have requested that LeMaitre act in good faith to transfer the technology to us in exchange for payment of personnel time plus 40% uplift. Such transfer has not yet been requested by the Company.

We depend on outside suppliers and subcontractors, and our production and reputation could be harmed if they are unable to meet our volume and quality requirements and alternative sources are not available.

The Company has various “sole source” suppliers who supply key components for the Company’s products. Our outside suppliers may fail to develop and supply us with products and components on a timely basis, or may supply us with products and components that do not meet our quality, quantity or cost requirements. If any of these problems occur, we may be unable to obtain substitute sources of these products and components on a timely basis or on terms acceptable to us, which could harm our ability to manufacture our own products and components profitably or on time. In addition, if the processes that our suppliers use to manufacture products and components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

A significant portion of the revenue comes from relatively few large customers, and any decrease in sales to these customers could harm our operating results.

The medical device industry is concentrated, with relatively few companies accounting for a large percentage of sales in the surgical, interventional and cardiovascular markets that are targeted by our disposable medical device and contract manufacturing operations. Accordingly, our revenue and profitability may be dependent on our relationships with a limited number of large medical device companies. We are likely to continue to experience a high degree of customer concentration in our disposable medical device and contract manufacturing operations, particularly if there is further consolidation within the medical device industry. One sales representative organization comprised 8% of our net sales in fiscal 2005.  We cannot assure you that there will not be a loss or reduction in business from one or more of our large customers. In addition, we cannot assure you that revenues from our customers that have accounted for significant revenues in the past, either individually or as a group, will reach or exceed historical levels in any future period. The loss or a significant reduction of business from any of our major customers would adversely affect our results of operations.

Our ability to grow and sustain growth levels may be adversely affected by a slowdown in the U.S. economy.

A decrease in corporate profits, capital spending and consumer confidence, may cause weakness in certain of our end markets. We are primarily susceptible when clients stop placing orders for us to build prototypes or develop certain specialized medical devices through our contract manufacturing operations. The medical commercial markets, including bio-medical research and development and medical device manufacturing, will be affected by a slowdown in the U.S. economy. If an economic slowdown occurs and continues and capital spending for research and development from our clients decreases, our business, financial condition and results of operations may be adversely affected.

We could be harmed by litigation involving patents and other intellectual property rights.

None of our patents or other intellectual property rights has been successfully challenged to date. However, in the future, we could be accused of infringing the intellectual property rights of other third parties. We also have certain indemnification obligations to customers with respect to the infringement of third party intellectual property rights by our products. No assurance can be provided that any future infringement claims by third parties or claims for indemnification by customers or end users of our products resulting from infringement claims will not be asserted or that assertions of infringement, if proven to be true, will not harm our business.

In the event of any adverse ruling in any intellectual property litigation, we could be required to pay substantial damages, cease the manufacturing, use and sale of infringing products, discontinue the use of certain processes or obtain a license from the third party claiming infringement with royalty payment obligations by us.  Any litigation relating to the intellectual property rights of third parties, whether or not determined in our favor or settled by us, is costly and may divert the efforts and attention of our management and technical personnel.

We may not be able to protect our intellectual property rights adequately.

Our ability to compete is affected by our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology, or that our competitors will not independently develop technology that is substantially similar or superior to our technology. More specifically, we cannot assure you that any future applications will be approved, or that any issued patents will provide us with competitive advantages or will not be challenged by third parties. Nor can we assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. Furthermore, others may independently develop similar products or processes, duplicate our products or processes or design their products around any patents that may be issued to us.

Our future success depends on the continued service of management, engineering and sales personnel and our ability to identify, hire and retain additional personnel.

Our success depends, to a significant extent, upon the efforts and abilities of Dr. Michael Szycher, our president and chief executive officer, and other members of senior management. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We do not maintain key person life insurance on any of our officers, employees or consultants.

There is intense competition for qualified employees in the medical industry, particularly for highly skilled design, applications and engineers and sales people. We may not be able to continue to attract and retain technologists, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who could leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

Periods of rapid growth and expansion could place a significant strain on our resources, including our employee base.

To manage our possible future growth effectively, we will be required to continue to improve our operational, financial and management systems. In doing so, we will periodically implement new software and other systems that will affect our internal operations regionally or globally.  Presently, we are upgrading our enterprise resource planning software to integrate our operations. The conversion process is complex and requires, among other things, that data from our existing system be made compatible with the upgraded system. During the transition to this upgrade, we could experience delays in ordering materials, inventory tracking problems and other inefficiencies, which could cause delays in shipments of products to our customers.

Future growth will also require us to successfully hire, train, motivate and manage our employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. We may not be able to effectively manage the growth and evolution of our current business.

We are exposed to product liability and clinical and pre-clinical liability risks which could place a substantial financial burden on us, if we are sued. Although we have 5 million dollars in product liability insurance coverage, that amount may not be sufficient to cover all potential claims made against us.  Additionally, we face the risk of financial exposure to product liability claims alleging that the use of devices that incorporate our products resulted in adverse effects.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical products. We cannot assure you that such potential claims will not be asserted against us. In addition, the use in our clinical trials of medical products that our potential collaborators may develop and the subsequent sale of these products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure you that we will be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against our potential liabilities. Furthermore, our current and potential partners with whom we have collaborative agreements or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations. We do not currently carry recall insurance and we may be subject to significant recall costs in the event of a recall.

Additionally, we currently assist in the development of certain medical products and prototypes for third parties, including components in other products. Our contract manufacturing operation produces components for medical manufacturers used in products such as catheters and disposable devices. Product liability risks may exist even for those medical devices that have received regulatory approval for commercial sale or even for products undergoing regulatory review. We currently carry 5 million dollars in product liability insurance. Any defects in our products used in these devices could result in significant product liability costs to us, which may exceed 5 million dollars. We do not currently carry recall insurance and we may be subject to significant recall costs in the event of a recall.

We may be affected by environmental laws and regulations.

We are subject to a variety of laws, rules and regulations in the United States related to the use, storage, handling, discharge and disposal of certain chemical materials such as isocyanates, alcohols, dimethylacetamide, and glycols used in our research and manufacturing process. Any of those regulations could require us to acquire expensive equipment or to incur substantial other expenses to comply with them. If we incur substantial additional expenses, product costs could significantly increase. Our failure to comply with present or future environmental laws, rules and regulations could result in fines, suspension of production or cessation of operations

If we are unable to complete our assessments as to the adequacy of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. This report is required to contain an assessment by management of the effectiveness of such company’s internal controls over financial reporting. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. While we are expending significant resources in developing the necessary documentation and testing procedures required by Section 404, there is a risk that we will not comply with all of the requirements imposed by Section 404. If we fail to implement required new or improved controls, we may be unable to comply with the requirements of Section 404 in a timely manner. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and make it more difficult for us to finance our operations.

Under current rules, the Company is required to comply with the requirements of Section 404 by March 31, 2007.

Risks Related to Competition

The medical device industry in general, and the market for products for use in cardiovascular surgery in particular, is intensely competitive and characterized by rapid innovation and technological advances. Product differentiation and performance, client service, reliability, cost and ease of use are important competitive considerations in the medical device industry. The Company expects that the current high levels of competition and technological change in the medical device industry in general, and the cardiovascular surgery products industry in particular, will continue to increase. Several companies offer devices, which compete with devices manufactured by Gish, including Maquet, COBE

Cardiovascular, a division of Sorin Biomedica, Terumo, Medtronic, Inc. and Stryker Surgical. Most of the Company’s competitors have longer operating histories and significantly greater financial, technical, research, marketing, sales, distribution and other resources than the Company. In addition, the Company’s competitors have greater name recognition than the Company and frequently offer discounts as a competitive tactic. There can be no assurance that the Company’s current competitors or potential future competitors will not succeed in developing or marketing technologies and products that are more effective or commercially attractive than those that have been and are being developed by the Company or that would render the Company’s technologies and products obsolete or noncompetitive, or that such companies will not succeed in obtaining regulatory approval for, introducing or commercializing any such products prior to the Company. Any of the above competitive developments could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Pricing Pressure

CardioTech is currently facing and may continue to face intense competition in the cardiovascular surgery products market. Additionally, CardioTech faces aggressive cost-containment pressures from governmental agencies and third party payors. There can be no assurances that CardioTech will be able to maintain current prices in the face of continuing pricing pressures. Over time, the average price for CardioTech’s products may decline as the markets for these products become more competitive. Any material reduction in product prices would negatively affect CardioTech’s gross margin, necessitating a corresponding increase in unit sales to maintain net sales.

Risks Related to Our Dependence on International Sales

International net revenues accounted for approximately 17% and 15% of the Company’s total net sales in fiscal 2005 and 2004, respectively. International sales are subject to a number of inherent risks, including the impact of possible recessionary environments in economies outside the U.S., unexpected changes in regulatory requirements and fluctuations in exchange rates of local currencies in markets where the Company sells its products. While the Company denominates all of its international sales in U.S. dollars, a relative strengthening in the U.S. dollar would increase the effective cost of the Company’s products to international customers. The foregoing factors could reduce international sales of the Company’s products and could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Our Securities

Our stock price is volatile.

The market price of our common stock has fluctuated significantly to date. In the past fiscal year, and for the 9 month period ending December 31, 2005, our stock price ranged from $1.80 to $5.20 and $1.70 to $3.70, respectively. The future market price of our common stock may also fluctuate significantly due to:

•   variations in our actual or expected quarterly operating results;

•   announcements or introductions of new products;

•   results of clinical trials;

•   technological innovations by our competitors or development setbacks by us;

•   the commencement or adverse outcome of litigation;

•   changes in analysts’ estimates of our performance or changes in analysts’ forecasts regarding our industry, competitors or customers;

•   announcements of financings;

•   announcements of acquisition or acquisition transactions; or

•   general economic and market conditions.

In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have affected the market prices of many medical and biotechnology companies. These fluctuations have often been unrelated or disproportionate to the operating performance of companies in our industry, and could harm the market price of our common stock.

Additional authorized shares of our common stock and preferred stock available for issuance may adversely affect the market.

We are authorized to issue 50,000,000 shares of our common stock. As of December 31, 2005, there were 19,533,993 shares of common stock issued and outstanding, respectively. However, the total number of shares of our common stock issued and outstanding does not include shares reserved in anticipation of the exercise of options and warrants. As of December 31, 2005, we had outstanding stock options and warrants to purchase approximately 7,241,539 shares of our common stock, the exercise price of which range between $0.50 per share to $5.40 per share, and we have reserved shares of our common stock for issuance in connection with the potential exercise thereof. To the extent such options or warrants are exercised, the holders of our common stock will experience further dilution. Stockholders will also experience dilution upon the exercise of options granted under our stock option plans. In addition, in the event that any future financing or consideration for a future acquisition, should be in the form of, be convertible into or exchangeable for, equity securities investors will experience additional dilution.

The exercise of the outstanding derivative securities, will reduce the percentage of common stock held by our current stockholders. Further, the terms on which we could obtain additional capital during the life of the derivative securities may be adversely affected, and it should be expected that the holders of the derivative securities would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such derivative securities. As a result, any issuance of additional shares of common stock may cause our current stockholders to suffer significant dilution which may adversely affect the market.

In addition to the above referenced shares of common stock which may be issued without stockholder approval, we have 5,000,000 shares of authorized preferred stock, the terms of which may be fixed by our Board. 500,000 preferred shares were previously issued, but none are currently outstanding. While we have no present plans to issue any additional shares of preferred stock, our Board has the authority, without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock may have an adverse effect on the holders of common stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a two year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

Limitation on director/officer liability.

As permitted by Massachusetts law, our Restated Articles of Organization limit the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our charter provision and Massachusetts law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our bylaws provide that we shall indemnify our directors, officers, employees and agents if such persons acted in good faith and reasoned that their conduct was in our best interest.

The anti-takeover provisions of our Restated Articles of Organization and of the Massachusetts corporation law may delay, defer or prevent a change of control.

Our board of directors has the authority to issue up to 4,500,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control because the terms of any issued preferred stock could potentially prohibit our consummation of any acquisition, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction, without the approval of the holders of the outstanding shares of preferred stock. In addition, the issuance of preferred stock could have a dilutive effect on our stockholders.

Our stockholders must give substantial advance notice prior to the relevant meeting to nominate a candidate for director or present a proposal to our stockholders at a meeting. These notice requirements could inhibit a takeover by delaying stockholder action. In addition, our bylaws and Massachusetts law provide for staggered board members with each member elected for three years. In addition, directors may be removed by stockholders only for cause and by a vote of 80% of the stock.

Risk of Market Withdrawal of Product Recall

Complex medical devices, such as the Company’s products, can experience performance problems in the field that require review and possible corrective action by the manufacturer. Similar to many other medical device manufacturers, the Company periodically receives reports from users of its products relating to performance difficulties they have encountered. The Company expects that it will continue to receive customer reports regarding the performance and use of its products. Furthermore, there can be no assurance that component failures, manufacturing errors or design defects that could result in an unsafe condition or injury to the patient will not occur. If any such failures or defects were deemed serious, the Company could be required to withdraw or recall products, which could result in significant costs to the Company. There can be no assurance that market withdrawals or product recalls will not occur in the future. Any future product problems could result in market withdrawals or recalls of products, which could have a material adverse effect on the Company’s business, financial condition or results of operations.

There can be no assurance that the Company will be able to successfully take corrective actions if required, nor can there be any assurance that any such corrective actions will not force the Company to incur significant costs. In addition, there can be no assurance any future recalls will not cause the Company to face increasing scrutiny from its customers, which could cause the Company to lose market share or incur substantial costs in order to maintain existing market share. We do not currently carry recall insurance and we may be subject to significant recall costs in the event of a recall.

Risks Associated with Healthcare Reform Proposals

Political, economical and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Potential reforms proposed over the last several years have included mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups and fundamental changes in the healthcare delivery system. In addition, some states in which the Company operates are also considering various healthcare reform proposals. The Company anticipates that federal and state governments will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on the Company, and there can be no assurance that the adoption of reform proposals will not have a material adverse effect on the Company’s business, operating results or financial condition. In addition, the actual announcement of reform proposals and the investment community’s reaction to such proposals, as well as announcements by competitors and third-party payors of their strategies to respond to such initiatives, could produce volatility in the trading and market price of the Company’s common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by selling stockholders. We will, however, receive proceeds upon the exercise of the warrants. Should all of the warrants be exercised, we would receive gross proceeds of an aggregate of $4,888,824. We will pay all the expenses incident to this registration. We plan to use any net proceeds received upon the exercise of the warrants for working capital and general corporate purposes.

SELLING SECURITY HOLDERS

The following table sets forth each stockholder who is offering his shares of our common stock for sale under this prospectus, any position, office or other material relationship which such selling stockholder has had with us within the past three years, the amount of shares owned by such stockholder prior to this offering, the amount to be offered for such stockholder’s account, the amount to be owned by such stockholders following completion of the offering and (if one percent or more) the percentage of the class to be owned by such stockholder after the offering is complete.  All share numbers are based on information that these stockholders supplied to us. This table assumes that each stockholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Stockholders are not required to sell their shares. Beneficial ownership is determined in accordance with Commission rules and regulations and includes voting or investment power with respect to the securities.

The percentage interest of each selling stockholder is based on the beneficial ownership of such selling stockholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to such selling stockholder (but not any other selling stockholder) when exercising warrants or other rights in the future.

Name	Position, Office or Other Material Relationship	Number of Shares of common stock, not including warrants Beneficially Owned	Number of Shares Represented by warrants Beneficially Owned		Total Number of Shares of common stock Beneficially Owned		Number of Shares to be Offered for the Account of the Selling stockholder	Number of Shares to be Owned after this Offering	Percentage to be Beneficially Owned after this Offering
Gryphon Master Fund, L.P.	None	208,334	104,167	(1)	312,501		312,501	0	0
GSSF Master Fund, LP	None	208,334	104,167	(1)	312,501		312,501	0	0
Truk Opportunity Fund, LLC	None	195,834	97,917	(2)	293,751		293,751	0	0
Truk International Fund, LP	None	12,500	6,250	(3)	18,750		18,750	0	0
Meadowbrook Opportunity Fund LLC	None	150,000	75,000	(4)	225,000		225,000	0	0
Capital Ventures International	None	208,334	104,167	(1)	312,501		312,501	0	0
Iroquois Capital, L.P.	None	156,250	78,125	(5)	234,375		234,375	0	0
Scott Griffith	None	None	85,469	(6)	85,469	(6)	85,469	0	0
Jesse Shelmire	None	None	85,469	(7)	85,469	(7)	85,459	0	0
Total							1,880,317	0	0

(1)                                  Includes warrants to purchase 104,167 shares of our common stock at an exercise price of $3.00 per share.

(2)                                  Includes warrants to purchase 97,917 shares of our common stock at an exercise price of $3.00 per share.

(3)                                  Includes warrants to purchase 6,250 shares of our common stock at an exercise price of $3.00 per share.

(4)                                  Includes warrants to purchase 75,000 shares of our common stock at an exercise price of $3.00 per share.

(5)                                  Includes warrants to purchase 78,125 shares of our common stock at an exercise price of $3.00 per share.

(6)                                  Includes warrants to purchase 85,469 shares of our common stock at an exercise price of $2.40 per share.

(7)                                  Includes warrants to purchase 85,469 shares of our common stock at an exercise price of $2.40 per share.

The information contained in this table reflects “beneficial” ownership of common stock within the meaning of Rule 13d-3 under the Exchange Act. As of December 31, 2005, we had 19,533,993 shares of common stock outstanding. Beneficial ownership information reflected in the table includes shares issuable by us upon the exercise of outstanding warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. In this prospectus, the term “selling stockholder” means and includes: (1) the persons identified in the tables above as the selling stockholders, and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The selling stockholder’s may sell their common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•        transactions on the American Stock Exchange or on any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        in connection with short sales of the shares after the date of this prospectus;

•        by pledge to secure or in payment of debt and other obligations;

•        through the writing of options, whether the options are listed on an options exchange or otherwise;

•        in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

through a combination of any of the above transactions.

The selling stockholders may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We entered into a registration rights agreement for the benefit of the selling stockholders to register the common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholders incident to the offering and sale of the common stock.

To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be treated as “underwriters” within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions. The selling stockholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of CardioTech common stock being offered herein has been passed upon for CardioTech by Ellenoff Grossman & Schole LLP of New York, New York.  Such firm has been granted options to purchase 20,000 shares of CardioTech’s common stock.

EXPERTS

The consolidated financial statements of CardioTech International, Inc. appearing in CardioTech International Inc.’s Annual Report (Form 10-KSB) for the year ended March 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Thomas Lovett, at our address as set forth above. Additionally, please note that we file our SEC reports electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet address is http: //www.cardiotech-inc.com. Our Website and the information contained therein or connected thereto are not incorporated into this prospectus.

We have filed with the Commission a registration statement (which contains this prospectus) on Form S-3 under the Securities Act relating to the common stock being offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

CardioTech International, Inc.

1,880,317

shares of

common stock

PROSPECTUS

FEBRUARY 6, 2006